Exhibit 5.1

August 19, 2025

Netcapital Inc.

1 Lincoln Street

Boston, MA 02111

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as Utah counsel to Netcapital Inc., a Utah corporation (the “Company”) in connection with the preparation by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration statement covers the offer and resale of up to an aggregate of 1,879,090 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company, consisting of (A) 118,750 shares of Common Stock (the “June 2025 Shares”) issued by the Company to certain investors in a private placement transaction pursuant to a subscription agreement dated June 10, 2025 (the “June 2025 Purchase Agreement”) and (B) up to 1,760,340 shares (the “Warrant Shares”) of Common Stock issuable upon the exercise of:

(i)	common stock purchase warrants (the “A-5 Inducement Warrants”), to purchase up to 114,068 shares of Common Stock issued by the Company to certain investors on January 13, 2025 pursuant to an inducement offer letter agreement, dated as of January 9, 2025 (the “January 2025 Inducement Letter”);
(ii)	common stock purchase warrants (the “A-6 Inducement Warrants”), to purchase up to 9,144 shares of Common Stock issued by the Company to certain investors on January 13, 2025 pursuant to the January 2025 Inducement Letter;
(iii)	common stock purchase warrants (the “January 2025 Placement Agent Warrants”) to purchase up to 20,315 shares of Common Stock issued by the Company on January 13, 2025 to designees of H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to an engagement letter dated November 7, 2024 between the Company and Wainwright (the “Wainright Engagement Letter”);
(iv)	common stock purchase warrants (the “A-7 Inducement Warrants”), to purchase up to 79,558 shares of Common Stock issued by the Company to certain investors on March 5, 2025 pursuant to an inducement offer letter agreement, dated as of March 5, 2025 (the “March 2025 Inducement Letter”);
(v)	common stock purchase warrants (the “A-8 Inducement Warrants”), to purchase up to 79,558 shares of Common Stock issued by the Company to certain investors on March 5, 2025 pursuant to the March 2025 Inducement Letter.
(vi)	common stock purchase warrants (the “July 2025 Investor Warrants #1”), to purchase up to 714,286 shares of Common Stock issued by the Company certain investors on July 7, 2025 in a concurrent private placement and registered direct transaction pursuant to a securities purchase agreement, dated as of July 2, 2025 (the “July 2025 Purchase Agreement #1”);

(vii)	common stock purchase warrants (the “July 2025 Investor Warrants #2,” together with the July 2025 Investor Warrants #1, the “July 2025 Investor Warrants”), to purchase up to 641,712 shares of Common Stock issued by the Company to certain investors on July 17, 2025 in a concurrent private placement and registered direct transaction pursuant to a securities purchase agreement, dated as of July 16, 2025 (the “July 2025 Purchase Agreement #2,” and, together with the July 2025 Purchase Agreement #1, the “July 2025 Purchase Agreements”);
(viii)	common stock purchase warrants (the “July 2025 Placement Agent Warrants #1”) to purchase 53,571 shares of Common Stock (the “July 2025 Placement Agent Warrant Shares #1”) and issued to designees of Wainwright pursuant to the Wainright Engagement Letter; and
(ix)	common stock purchase warrants (the “July 2025 Placement Agent Warrants #2”) to purchase 48,128 shares of Common Stock issued to designees of the Placement Agent pursuant to the Wainright Engagement Letter.

The A-5 Inducement Warrants, the A-6 Inducement Warrants, the January 2025 Placement Agent Warrants, the A-7 Inducement Warrants, the A-8 Inducement Warrants, the July 2025 Investor Warrants #1, the July 2025 Investor Warrants #2, the July 2025 Placement Agent Warrants #1 and the July 2025 Placement Agent Warrants #2 are herein collectively referred to as the “Warrants”. The June 2025 Purchase Agreement, January 2025 Inducement Letter, Wainright Engagement Letter, March 2025 Inducement Letter, July 2025 Purchase Agreement #1, and the July 2025 Purchase Agreement #2 are herein collectively referred to as the “Agreements”.

The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act, in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement and all exhibits thereto (ii) certain resolutions adopted by, and meetings of minutes of, the board of directors of the Company, (iii) the Articles of Incorporation and Bylaws of the Company, (iv) the Warrants, (v) the Agreements and (vi) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion. As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

We have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete.

It is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the (i) Shares have been duly authorized by all requisite corporate action on the part of the Company under the Utah Revised Business Corporation Act (“URBCA”) and, when the Shares are delivered and paid for in accordance with the terms of the Agreement and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Shares will be validly issued, fully paid and nonassessable and (ii) Warrants constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the URBCA (ii) the Warrant shares will be issued and paid for in accordance with the terms of the respective Warrants and Agreements, and (iii) upon the issue of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles of Incorporation.

The opinion set forth above is limited in all respects to the URBCA. We express no opinion as to any other law or any matter other than as expressly set forth above, and no opinion as to any other law or matter may be inferred or implied herefrom. The opinion expressed herein is rendered as of the date hereof, and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ PARR BROWN GEE & LOVELESS
Parr Brown Gee & Loveless

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